Deloitte & Touche LLP
Suite 3900                                   Telephone: (503) 222-1341
111 S. W. Fifth Avenue                       Facsimile: (503) 224-2172
Portland, Oregon 97204-3698


                                                                     Exhibit 16


February 26, 1997


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N. W.
Washington, D. C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Part II, Item 9 of Form 10-K of Northwest Natural Gas Company dated February 24, 1997.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP